Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron agrees to settlement with the Attorney General of the State of California and the City
Attorneys of Los Angeles and San Francisco
Company agrees to continue specific measures that are part of its current methodology and of its existing continuous improvement program for the Portable People Meter service

COLUMBIA, MD; March 26, 2012 – Arbitron Inc. (NYSE: ARB) announced today that it has entered into a settlement with the Attorney General of the State of California, the Los Angeles City Attorney and the San Francisco City Attorney, which has resolved all allegations against Arbitron in a lawsuit that was filed on March 21, 2012 in the Superior Court of the State of California, County of San Francisco relating to the marketing and commercialization of the Arbitron Portable People MeterTM (PPMTM) radio ratings service in Los Angeles, Riverside-San Bernardino, Sacramento, San Diego, San Francisco and San Jose, California.

As part of the settlement, Arbitron has agreed to continue a number of measures already an integral part of the company’s current PPM methodology and of its continuous improvement program for the Portable People Meter ratings services in all markets. These measures include the already completed transition to address-based sample frames, cell-phone-only sampling rates, reporting country of origin for Hispanic households and certain other sample performance and demographic information to subscribers by individual zip code, continuing efforts to maintain or achieve specific in-tab rates and Sample Performance Indicators, and continuing the company’s commitment to using all reasonable measures to achieve Media Rating Council® (MRC) accreditation for the data produced by the PPM ratings service in all California markets.

These commitments are generally consistent with the company’s agreements with other states and are in force through December 31, 2014, or until MRC accreditation is granted, whichever comes first. The Company also agreed to pay a total of $400,000 in settlement of all claims and costs.

The settlement was finalized on March 26, 2012 with the filing of a Final Judgment Pursuant to Stipulation in the Superior Court of the State of California, County of San Francisco. The parties reached the agreement to resolve without litigation all allegations raised by California. The agreement is not an admission of fault or concession of liability or wrongdoing by Arbitron regarding any allegations of law or fact alleged in the Complaint, and Arbitron denies such allegations.

About Arbitron

Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media—radio, television, cable and out-of-home; the mobile industry as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia and Australia, and developing application software used for analyzing media audience and marketing information data.

The Company has developed the Portable People Meter™ (PPM™) and the PPM 360™, new technologies for media and marketing research.

###

Portable People Meter™, PPM™ and PPM 360™ are marks of Arbitron Inc.

Media Rating Council® is a registered mark of the Media Rating Council.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Statements in this release that are not strictly historical, including the statements regarding expectations for 2012 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, our ability to successfully integrate acquired operations, diversions of management resources, expenses incurred in financing the acquisition, differing levels of management and internal control effectiveness at the acquired entity, other unanticipated problems and liabilities, , changes in the market, potential downturns in economic conditions, foreign exchange fluctuations, competition, our ability to develop and successfully market new products and technologies, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, , litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and other international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2011 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.